EBI-005 Phase 3 Dry Eye Disease Trial May 18, 2015 Exhibit 99.2

• Natural environmental study
• Double masked, vehicle controlled
• U.S. study, 669 subjects enrolled
• Inclusion criteria
• CFS: Screen moderate-to-severe
• OSDI: Screen moderate-to-severe
• <50 at randomization
• Rescue tear use restricted
Objectives
•
•
•
5 to 7 Days
Prior to Day 1
Day 1 Week 3 Week 6 Week 9 Week 12
RUN IN EVALUATION VISITS FOLLOW UP
21 Days
Follow Up
Post Week 12
1
Week
Run In
3
Week
Follow
Up
Vehicle Control — 3 times daily
(~325 Subjects)
EBI-005 5 mg/ml — 3 times daily
(~325 Subjects)
Screening
Randomization
Off Treatment
Week 1
CFS= Corneal Fluorescein Staining
OSDI= Ocular Surface Disease Index
2
Co-Primary: CFS; pain or soreness by OSDI
Secondary: e.g. Total OSDI; CFS regions
Safety, tolerability, and immunogenicity
EBI-005 Phase 3 Study in Dry Eye Disease

3 Vehicle EBI-005 N 334 335 Age 59.75 (20-87) 59.65 (23-92) Gender 82% F 83%F Race 81% (White) 83% (White) Drop Outs 20 (6%) 33 (10%) AT use during study 43 (13%) 43 (13%) Baseline Demographics

Differences between EBI-005 and vehicle were not statistically significant
-6
-5
-4
-3
-2
-1
0
0 1 3 6 9 12 15
Vehicle
EBI-005
Time (Weeks)
Change from Baseline for Total CFS at each Visit
(Standard Deviation)

Change from Baseline for OSDI Pain/Sore Eye at
each Visit (Standard Deviation)
Differences between EBI-005 and vehicle were not statistically significant
-1.6
-1.4
-1.2
-1
-0.8
-0.6
-0.4
-0.2
0
0 1 3 6 9 12 15
Vehicle
EBI-005
Time (Weeks)

Vehicle
(N=334)
EBI-005
(N=335)
Subjects with at least one TEAE 58 (17.4%) 68 (20.3%)
Eye Irritation 15 (4.5%) 15 (4.5%)
Eye Pain 8 (2.4%) 9 (2.7%)
Conjunctival Hyperemia 5 (1.5%) 9 (2.7%)
Eyelid Itching 5 (1.5%) 9 (2.7%)
All other ocular AE’s below 2%
Ocular Treatment Emergent Adverse Events

EBI-005-3 Baseline Week 12 Total CFS EBI-005 8.5 -2.4 Vehicle 8.6 -2.7 OSDI Pain EBI-005 1.2 -.3 Vehicle 1.3 -.5 Phase 3 Study Baseline Values with Change From Baseline (Week 12)